CONSENT OF INDEPENDENT Registered Public ACCOUNTing firm

We hereby consent to the incorporation by reference in the Prospectuses and Statement of Additional Information constituting parts of this Post-Effective Amendment No. 99 to the registration statement on Form N-1A (the “Registration Statement”) of our report dated March 13, 2013, relating to the financial statements and financial highlights appearing in the January 31, 2013 Annual Reports to Shareholders of Vanguard Short-Term Treasury Fund, Vanguard Short-Term Federal Fund, Vanguard Intermediate-Term Treasury Fund, Vanguard GNMA Fund and Vanguard Long-Term Treasury Fund, and of our report dated March 15, 2013, relating to the financial statements and financial highlights appearing in the January 31, 2013 Annual Reports to Shareholders of Vanguard Short-Term Investment-Grade Fund, Vanguard Intermediate-Term Investment-Grade Fund, Vanguard Long-Term Investment-Grade Fund and Vanguard High-Yield Corporate Fund (comprising Vanguard Fixed Income Securities Funds), which reports are also incorporated by reference into the Registration Statement. We also consent to the references to us under the heading “Financial Highlights” in the Prospectuses and under the headings “Financial Statements” and “Service Providers – Independent Registered Public Accounting Firm” in the Statement of Additional Information.

/s/PricewaterhouseCoopers LLP

Philadelphia, PA

February 5, 2014